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                                                                      EXHIBIT 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form SB-2 No. 33-64091) pertaining to the registration of 199,318 shares of common stock of Zing Technologies, Inc. of our report dated September 17, 1996, with respect to the consolidated financial statements of Zing Technologies, Inc. included in its Annual Report (Form 10-KSB) for the year ended June 30, 1996.

                                                   /s/ ERNST & YOUNG LLP

White Plains, New York
October 3, 1996


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